UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 13, 2021

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55167	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd. Edina, Minnesota	55349
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PETV	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	PETVW	The Nasdaq Stock Market LLC

Item 1.01 Entry Into a Material Definitive Agreement.

On August 13, 2021 (the “Closing Date”), PetVivo Holdings, Inc. (the “Company,” “we” or “us”) sold an aggregate of 2,500,000 units at a price to the public of $4.50 per unit (the “Offering”), each unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and a warrant to purchase one share of Common Stock at an exercise price of $5.625 per share (the “Warrants”), pursuant to that certain Underwriting Agreement, dated as of August 10, 2021 (the “Underwriting Agreement”), between the Company and ThinkEquity, a division of Fordham Financial Management Inc. (the “Representative” or “ThinkEquity”), as the underwriter. In addition, pursuant to the Underwriting Agreement, the Company granted the ThinkEquity a 45-day option to purchase up to 375,000 additional shares of Common Stock, and/or 375,000 additional Warrants, to cover over-allotments in connection with the offering. On the Closing Date, ThinkEquity exercised its over-allotment option to purchase an additional 375,000 Warrants. ThinkEquity has retained the right to exercise the balance of its over-allotment option within the 45-day period.

The Common Stock and the Warrants were offered and sold to the public pursuant to the Company’s registration statement on Form S-1 (File Nos. 333-249452), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on October 13, 2020, as amended, and which became effective on August 10, 2021.

The Company received gross proceeds of approximately $11,250,000, before deducting underwriting discounts and commissions of eight percent (8%) of the gross proceeds and estimated Offering expenses. The total expenses of the offering are estimated to be approximately $523,512, which included ThinkEquity’s expenses relating to the offering. We currently intend to use the net proceeds from this offering for general corporate purposes including marketing of our Kush® products, debt repayment, research and development of our current product pipeline, purchase of manufacturing equipment and working capital. We anticipate expending approximately $800,000 to fund independent studies for the use of our products in dogs and horses and approximately $3.5 million for marketing support. We also anticipate expending approximately $150,000 for research and development relating to advancing products within our muco-adhesion technology included within our product pipeline. The Company issued a press release announcing the pricing of the offering, which has been filed as Exhibit 99.1 to this report.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the ThinkEquity for losses or damages arising out of or in connection with the offering, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, certain existing stockholders and each of the Company’s directors and executive officers entered into “lock-up” agreements with the Underwriter that generally prohibit the sale, transfer, or other disposition of securities of the Company for a period of 180 days following August 13, 2021. The Company has also agreed that it will not issue or announce the issuance or proposed issuance of any common stock or common stock equivalents for a period of 90 days following the closing date, other than certain exempt issuances.

Pursuant to the Underwriting Agreement, the Company also agreed to issue to certain affiliates of ThinkEquity warrants (the “Representative’s Warrants”) to purchase up to a total of 125,000 shares of Common Stock (5% of the shares of Common Stock sold in the Offering). The Representative’s Warrants are exercisable at $5.625 per share of Common Stock and have a term of five years. The Representative’s Warrants are subject to a lock-up for 180 days from the commencement of sales in the Offering, including a mandatory lock-up period in accordance with FINRA Rule 5110(e), and will be non-exercisable for six (6) months after August 13, 2021. A copy of the form of the Underwriter’s Warrant has been filed as Exhibit 4.1 to this report, and is incorporated herein by reference.

In addition, pursuant the Underwriting Agreement, the Company granted ThinkEquity a right of first refusal, for a period of eighteen (18) months from the Closing Date, to act as the sole and exclusive investment banker, sole and exclusive book-runner, sole and exclusive financial advisor, sole and exclusive underwriter and/or sole and exclusive placement agent, at ThinkEquity’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all equity linked and debt financings.

A copy of the Underwriting Agreement has been filed as Exhibit 1.1 to this report, and is incorporated herein by reference. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public to obtain factual information about the current state of affairs of the Company.

On August 10, 2021, the Company also entered into a Warrant Agent Agreement with Equity Stock Transfer LLC (“Warrant Agency Agreement”), pursuant to which Equity Stock Transfer LLC agreed to act as transfer agent with respect to the Warrants. A copy of the Warrant Agent Agreement has been filed as Exhibit 10.1 to this report, and is incorporated herein by reference.

The final prospectus relating to the Offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus relating to the offering, when available, may be obtained from ThinkEquity, 17 State Street, 22nd Floor, New York, NY 10004, or from the above-mentioned SEC website.

The foregoing summary of the terms of the Underwriting Agreement, Warrant Agent Agreement (including the Warrants) and the Underwriter’s Warrants are subject to, and qualified in their entirety by reference to, copies of the Underwriting Agreement, Warrant Agent Agreement (including the Warrants) and the Underwriter’s Warrant that are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

In connection with the Offering, the Company’s common stock and warrants began trading on The NASDAQ Capital Market on August 10, 2021 under the symbols “PETV” and “PETVW,” respectively. The Company’s common stock was previously quoted on the OTCQB Market under the symbol “PETV.”

Item 8.01	Other Events.

On August 10, 2021, the Company issued a press release announcing the pricing of the Offering. On August 13, 2021, the Company issued a press release announcing the closing of the Offering. A copy of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated August 10, 2021 by and between PetVivo Holdings, Inc. and ThinkEquity, a division of Fordham Financial Management Inc.

4.1*	Representative’s Warrant

10.1	Warrant Agent Agreement

99.1	Press release dated August 10, 2021

99.2	Press release dated August 13, 2021

99.3*	Schedule 1

*	The Representative’s Warrants issued by the Company to each of the entities and individuals set forth on Exhibit 99.3, all of whom are affiliates of the Representative, are substantially identical in all material respects to the form of Representative’s Warrant filed as an exhibit hereto, except as to the recipient of such warrants and the number of shares of Common Stock issuable upon exercise of such warrants. Pursuant to Instruction 2 to Item 601 of Regulation S-K, we have omitted filing copies of such warrants as exhibits to this Current Report on Form 8-K and have filed a schedule as Exhibit 99.3 hereto identifying the other warrants omitted and setting forth the material details in which such warrants differ from the warrant filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: August 16, 2021	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer